Exhibit 99.1

Houston American Energy Announces Reversal of Dismissal of Class Action Lawsuit

Houston, Texas – July 17, 2014 – Houston American Energy Corp. (NYSE MKT: HUSA) today announced that the United States Court of Appeals for the Fifth Circuit has reversed the District Court’s prior dismissal of the previously disclosed securities class action lawsuit brought against the company. The appellate court ruling focused on the sufficiency of the pleadings in the case, made no determination regarding the merits of the factual allegations, and remanded the case to the District Court for further proceedings.

About Houston American Energy Corp.

Based in Houston, Texas, Houston American Energy Corp is an independent energy company with interests in oil and natural gas wells and prospects. The Company's business strategy includes a property mix of producing and non-producing assets with a focus on Colombia, Texas and Louisiana. Additional information can be accessed by reviewing our Form 10-K and other periodic reports filed with the Securities and Exchange Commission.

For additional information, view the company's website at www.houstonamericanenergy.com or contact the Houston American Energy Corp. at (713) 222-6966.